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Exhibit 10.38

Salary Amendments to Employment Agreements with Named Executive Officers

Named Executive Officer	2006 Annual Base Salary Effective as of February 2, 2006
Joshua S. Boger	$600,000
Victor A. Hartmann	$452,434
Peter Mueller	$432,387
Ian F. Smith	$400,504
Kenneth S. Boger	$377,228

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  Exhibit 10.38